Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-110942) and on Form S-8 (Nos. 333-96771, 333-41801, 333-63604, 333-61497 and 333-47586) of Salix Pharmaceuticals, Ltd., of our report dated February 3, 2004, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 12, 2004